Digi International Acquires Wireless Leader MaxStream
Completely Complementary Product Lines Move Digi into Leadership Position in Wireless Device Networking
Minnetonka, Minnesota, July 27, 2006—Digi International® Inc. (Nasdaq: DGII) today announced the acquisition of MaxStream™, Inc., a fast-growing, privately held corporation and a leader in the wireless device networking market. The acquisition is a merger transaction for $38.5 million of cash and stock, with $19.25 million paid in cash and $19.25 million in Digi stock.
Based in Lindon, Utah and employing 49 people, MaxStream generated $10.4 million in revenue and $1.3 million in net income, or 12.7% of revenue, in the year ending December 31, 2005.
MaxStream supplies device manufacturers and integrators with reliable wireless modules and box products that meet the unique needs of industry and commerce. The products are easy-to-use and allow customers to wirelessly monitor and control electronic devices. To meet market needs, MaxStream provides a menu of distance and speed options, ranging from 100 feet to 40 miles, and a few kbps to 1.5 Mbps. Some typical applications include automated utility meter reading, oil and gas monitoring, remote control and monitoring of commercial heating and air conditioning systems, vehicle information access for fleet management, industrial controls, wireless sensors, and electronic signals.
“This is really an exciting combination — the strategic fit between the two companies is remarkable,” said Joe Dunsmore, Chairman, President and CEO of Digi. “Our product lines are entirely complementary. We’re both focused on the commercial-grade device networking market and our core strategies of providing turnkey box products and embedded modules are the same.”
“What a great opportunity this is for MaxStream to join with a company that has such a great reputation in the industry,” said Brad Walters, President and CEO of MaxStream. “Culturally, the two companies are very compatible and we’re really looking forward to jointly addressing the rapidly growing wireless market.”
Broad Wireless Offering
Digi is focused on connecting commercial and industrial devices via both embedded and boxed/packaged products. With a long history of wired connectivity solutions — serial, USB, Ethernet — Digi has moved aggressively into wireless in the past four years with products and capabilities in both the WiFi (802.11) and cellular arenas. As the world continues to migrate from wired to wireless, MaxStream wireless technologies and products significantly expand Digi’s wireless offering — covering both short and medium range using embedded modules and boxed/packaged solutions. Additionally MaxStream

Digi International Acquires Wireless Leader MaxStream
has quickly become a leader in the ZigBee/802.15.4 market targeted at very low power, low bandwidth solutions for applications such as wireless sensor networks.
“The combination of Digi and MaxStream provides the capability to provide their customers end-to-end wireless solutions,” said Glenn Allemdinger, Founder and President of Harbor Research, Inc. “Other companies are limited in what they can provide either the local or the wide area network wireless solution. Digi had the WAN with their Cellular Routers and part of the LAN with their embedded WiFi solutions. Adding MaxStream’s proprietary and Zigbee-based wireless technologies completes their portfolio. Digi has done a wonderful job of transforming itself from its legacy products into a provider of commercial grade wireless solutions. What impresses me is that they have done this transformation while maintaining strong financial performance. We consider Digi “best-in-class” when it comes to Corporate Development.”
Merger Specifics and Conference Call
Pursuant to the terms of the merger agreement, MaxStream became a wholly owned subsidiary of Digi. The cash and stock purchase price was used to purchase all of the outstanding shares of MaxStream stock and to buy out all outstanding MaxStream stock options. Digi will retain the MaxStream office in Lindon, Utah.
Digi expects MaxStream to contribute in excess of $2.5 million in revenue for the fourth fiscal quarter of 2006. Digi anticipates MaxStream will contribute revenue in a range of $20 million to $24 million for fiscal year 2007.
Digi anticipates that one-time expenses associated with the acquisition, primarily in-process research and development, will reduce earnings per diluted share by $0.07 to $0.09 for the fourth fiscal quarter of 2006. Digi expects the MaxStream acquisition will be $0.01 to $0.03 accretive per diluted share during fiscal year 2007. Digi expects MaxStream’s gross margin to be in the 53-57% range for fiscal 2007.
Digi will host a conference call to discuss the transaction at 4:00 p.m. Central Time on Thursday, July 27, 2006, and invites all those interested to participate either by phone or on the Web. Participants can access the call directly by dialing 1-888-548-8860. International participants may access the call by dialing 706-679-3942. A replay will be available for one week following the call by dialing 1-800-633-8284 for domestic participants or 402-977-9140 for international participants and entering access code 21300340 when prompted. Participants may also access a live web cast of the conference call through the Investor Relations section of Digi’s web site, www.digi.com.
About Digi International
Digi International, based in Minneapolis, makes device networking easy by developing products and technologies that are cost effective and easy to use. Digi markets its products through a global network of distributors and resellers, systems integrators and original equipment manufacturers (OEMs).

Digi International Acquires Wireless Leader MaxStream
For more information, visit Digi’s Web site at www.digi.com, or call 877-912-3444 (U.S.) or 952-912-3444 (International).
About MaxStream
MaxStream is a leading worldwide developer of wireless modem networking for electronic devices. MaxStream provides wireless modem modules, stand-alone radio modems, RF design services, and supporting software. Products and services by MaxStream include designing, manufacturing and supporting wireless communications for embedded systems and box products.
For more information regarding MaxStream’s products and services, contact MaxStream, Inc. at www.MaxStream.net, info@MaxStream.net, or call (866) 765-9885.
Digi, Digi International, and the Digi logo are trademarks or registered trademarks of Digi International Inc. in the United States and other countries. MaxStream is a trademark of MaxStream, Inc.
Forward-looking Statements
This press release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which generally can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” target,” “estimate,” “may,” “will,” “expect,” “plan,” “project,” “should,” or “continue” or the negative thereof or other variations thereon or similar terminology. Such statements are based on information available to management as of the time of such statements and relate to, among other things, expectations of the business environment in which the companies operate, projections of future performance, perceived opportunities in the market and statements regarding the combined company’s mission and vision, future financial and operating results, and benefits of the transaction. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, including risks related to the highly competitive market in which the companies operate, rapid changes in technologies that may displace products sold by the combined company, declining prices of networking products, the combined company’s reliance on distributors, delays in product development efforts, uncertainty in consumer acceptance of the combined company’s products, and changes in the companies’ level of revenue or profitability. These forward-looking statements are neither promises nor guarantees, but are subject to risk and uncertainties that could cause actual results to differ materially from the expectations set forth in the forward-looking statements, including but not limited to uncertainties associated with economic conditions in the marketplace, particularly in the principal industry sectors served by the combined company, changes in customer requirements and in the volume of sales to principal customers, the ability of the combined company to achieve the anticipated benefits and synergies associated with this transaction, the challenges and risks associated with managing and operating business in numerous international locales, competition and technological change, and the risks that the businesses will not be integrated successfully.

Digi International Acquires Wireless Leader MaxStream
These and other risks, uncertainties and assumptions identified from time to time in Digi’s filings with the Securities and Exchange Commission, including without limitation, its annual reports on Form 10-K and quarterly reports on Form 10-Q, could cause future results to differ materially from those expressed in any forward-looking statements. Many of such factors are beyond Digi’s ability to control or predict. These forward-looking statements speak only as of the date for which they are made. The companies disclaim any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Press Contacts:
S. (Kris) Krishnan
Digi International
952-912-3125
E-mail: s_krishnan@digi.com
Investor Contacts:
Erika Moran
The Investor Relations Group
212-825-3210
E-mail: mail@investorrelationsgroup.com